UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2017
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2017 (the “Closing Date”), ES Sinope Holding B.V., a company incorporated under the laws of the Netherlands and a wholly owned subsidiary of DXC Technology Company, a Nevada corporation (“DXC”), as borrower (the “Borrower”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lender (in such capacity, the “Initial Lender” and, together with the other lenders from time to time party thereto, the “Lenders”) and as administrative agent (in such capacity, the “Administrative Agent”) entered into a Term Loan Credit Agreement in an aggregate principal amount of €400,000,000 (the “Term Loan Credit Agreement”; the senior unsecured term loan credit facility thereunder, the “Term Facility”). The intended use of proceeds from the Term Facility is to finance a distribution of up to €400,000,000 to DXC and for general corporate purposes. DXC expects to use the distribution proceeds to repay other indebtedness.

The Term Facility is scheduled to mature on May 12, 2018 (the “Maturity Date”). The Borrower shall repay the outstanding principal amount of the borrowings under the Term Facility on the Maturity Date. The Borrower is permitted to prepay borrowings under the Term Facility from time to time prior to the Maturity Date. Any prepayment under the Term Facility cannot be redrawn.

Borrowings under the Term Facility bear interest at the EURIBOR rate for a three month interest period plus 1.75%, payable on the last day of each interest period and on the Maturity Date.

The Term Loan Credit Agreement contains representations, warranties, and covenants customary for facilities of this type, as well as customary events of default, including (i) cross payment event of default with respect to indebtedness of at least US$250 million or other events if the effect is to accelerate or permit acceleration of such indebtedness and (ii) DXC ceasing to own, directly or indirectly, individually or in the aggregate with its subsidiaries, 100% of all issued and outstanding equity interests of the Borrower. In addition, under the Term Loan Credit Agreement, the Borrower is required to maintain (i) minimum total assets and minimum cash and cash equivalents as of the end of each fiscal quarter.

The Term Loan Credit Agreement includes various customary remedies for the Lenders following an event of default, including the acceleration of repayment of outstanding amounts under the Term Facility.

The foregoing description of the Term Loan Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the Term Loan Credit Agreement contained in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith.

Exhibit No.	Description
10.1
Term Loan Credit Agreement dated as of September 14, 2017 by and among ES Sinope Holding, B.V., as borrower, the lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	September 18, 2017	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Term Loan Credit Agreement dated as of September 14, 2017 by and among ES Sinope Holding, B.V., as borrower, the lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent.